                                                                     EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

                    AMENDED AND RESTATED WARRANT AGREEMENT

                              FOR COMMON STOCK OF

                               drkoop.com, Inc.


Warrant No. BL-01

          THIS CERTIFIES that, for value received, ComVest Venture Partners L.P., or its permitted assigns (collectively, the "Holder"), is entitled to purchase from drkoop.com, Inc., a Delaware corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof 13,071,107 fully paid, validly issued and nonassessable shares (the "Warrant Shares") of common stock of the Company, par value $0.001 (the "Common Stock") at the exercise price of $0.35 per share, subject to anti-dilution adjustments as provided herein (the "Warrant Share Price"). Securities issuable upon exercise of this Warrant and the exercise price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part. This Warrant is amending and restating Warrant No. 00-01, issued to the Holder in connection with the funding of a bridge loan (the "Bridge Loan") to the Company on June 23, 2000 and Warrant No. 00-03 issued to the Holder in connection with entering into a credit agreement with the Company on June 30, 2000 (the "Credit Agreement"). In addition, this Warrant is being issued in connection with funding a loan on August 14, 2000 pursuant to the Credit Agreement. This Warrant and Warrants issued to Commonwealth Associates, L.P. ("Commonwealth") in connection with the Bridge Loan and the Credit Agreement, as they may be subject to adjustment from time to time, are sometimes referred to collectively as the "CALP Warrants" and the shares issuable upon the exercise hereof and thereof are sometimes referred to collectively as the "CALP Warrant Shares."

1.   Exercise; Payment for Ownership Interest.
     ----------------------------------------

          (a) Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after November 1, 2000 (except in the event of a Merger or Sale (as hereinafter defined), in which event this Warrant becomes immediately exercisable as provided in Section 13 hereof) and prior to 5 p.m. New York time on August 14, 2007, by presentation and surrender of this Warrant to the principal offices of the Company, or at the office of its Transfer Agent (as hereinafter defined), if any, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised; provided, however, that in each
                                               --------  -------
case, the minimum number of Warrant Shares as to which this Warrant is being exercised shall not be less than 1,000 Warrant Shares; provided, further, that
                                                       --------  -------
in the event of any merger, consolidation or sale of all or substantially all the assets of the Company resulting in any distribution to the Company's stockholders, prior to August 14, 2007, the Holder shall have the right to exercise this Warrant commencing at such time through August 14, 2007 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. Any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a shareholder of the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

          (b) All or any portion of the Warrant Share Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company, or at the office of its Transfer Agent, if any, with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver by the Company of the Holder's obligation to pay all or any portion of the aggregate Warrant Share Price. Except as provided in Section 3(b) below, in the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common

Stock and the Warrant Share Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(b), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market or, if applicable, the Nasdaq SmallCap Market, or if not then included for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or if not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board of Directors of the Company.

          (c) If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (i) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Warrant Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (ii) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.   Anti-Dilution Provisions.  The Warrant Share Price in effect at any time
     ------------------------
and the number and kind of securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time upon happening of certain events as follows:

     2.1  Reorganization, Reclassification, Consolidation, Merger or Sale. If
          ---------------------------------------------------------------
any capital reorganization, reclassification or any other change of capital stock of the Company, or any consolidation or merger of the Company with another person, or the sale or transfer of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made by the Company, in accordance with this Section 2.1, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant Agreement and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument (i) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant; provided, however, that the failure to comply with the foregoing shall not affect the validity or legality of such consolidation, merger, sale, transfer or lease. The provisions of this Section 2.1 shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or transfer, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 2.2 hereof.

     2.2  Stock Dividends and Securities Distributions. If, at any time or from
          --------------------------------------------
time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock (i) securities (including rights, warrants, options or another form of convertible securities), (ii) property, other than cash, or (iii) cash, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash which the Holder would hold on the date of such exercise if, on the date of the distribution, the Holder had been the holder of record of the shares of Common Stock issued upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other holders of shares of Common Stock in connection with such distribution.

     2.3  Other Adjustments. In addition to those adjustments set forth in
          -----------------
Sections 2.1 and 2.2, but without duplication of the adjustments to be made under such Sections, if the Company:

               (i) declares or pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; and/or

               (v) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

          The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this Section 2.3 shall be made each time any event listed in paragraphs (i) through (v) of this Section 2.3 occurs.

          Simultaneously with all adjustments to the number and/or kind of securities, property and cash under this Section 2.3 to be issued in connection with the exercise of this Warrant, the Warrant Share Price will also be appropriately and proportionately adjusted.

          In the event that at any time, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 2.1 and 2.2 above and Section 2.4 below.

     2.4  Sale of Securities.  In the event the Company, at any time after
          ------------------
August 14, 2000, issues or sells Common Stock, convertible preferred stock, options, warrants, or other securities convertible into or exercisable for Common Stock other than securities issued upon the conversion or exercise of any securities outstanding as of August 14, 2000, or pursuant to the Agency Agreement (as defined below) in connection with the Offering (as defined in the Agency Agreement) or the transactions contemplated thereby, at a purchase price ("Purchase Price") less than the current market price per share of Common Stock (determined in the manner contemplated by Section 1(b) above) on the date the Company becomes obligated to make such issuance or sale, then the Warrant Share Price shall be reduced to the price determined by multiplying the Warrant Share Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such issuance or sale multiplied by the current market price per share of Common Stock on the date of such issuance or sale (determined in the manner contemplated by Section 1(b) above), plus (B) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (X) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such issuance or sale, multiplied by
(Y) the current market price per share of Common Stock on the date of such issuance or sale (determined in the manner contemplated by Section 1(b) above), unless the Purchase Price is below the Warrant Share Price in effect immediately prior to such issuance or sale, in which event the Warrant Share Price shall be automatically reduced to such lower Purchase Price;

provided, however, that no adjustment to the Warrant Share Price or the number
--------  -------
and kind of Warrant Shares shall be made pursuant to this Section 2.4 in the event (i) the Company grants options to employees, officers, directors or consultants of the Company pursuant to contracts or plans approved by the Board of Directors of the Company, (ii) of the issuance of securities to a "strategic partner" as determined by the Board of Directors of the Company (which shall include without limitation any securities issued to Infoseek Corporation or its affiliates pursuant to that certain (1) Distribution Agreement by and between the Company and Infoseek, ABC News Internet Ventures and ESPN Internet Ventures (the "Go.com Parties") Corporation dated April 19, 1999; (2) Distribution
      --------------
Agreement by and between the Company and Buena Vista Internet Group ("BVIG")
                                                                      ----
dated April 9, 1999 and (3) Amendment dated April 20, 2000 by and between the Company, the Go.com parties and BVIG), (iii) the Company pays a dividend payable in

Common Stock, (iv) of the issuance of securities pursuant to an acquisition transaction approved by the Board of Directors of the Company, (v) of the issuance of warrants to lenders or lessors or other business partners of the Company or the issuance of securities to trade creditors in connection with the restructuring of their claims, (vi) the issuance of any securities (the "Issued Securities") upon exercise or conversion of any derivative securities pursuant to the Agency Agreement, as amended, dated as of June 23, 2000 by and between the Company and Commonwealth (the "Agency Agreement") in connection with the Offering or the transactions contemplated thereby, including, without limitation, any subsequent adjustment in any such Issued Securities or any securities issued in respect thereof, or (vii) of the issuance of up to an aggregate of 500,000 shares (as appropriately adjusted for stock splits, stock dividends, and similar adjustments after the Issuance Date) of Common Stock (or convertible preferred stock, options, warrants or other securities convertible into or exercisable for Common Stock) at a purchase price less than the Warrant Share Price and not otherwise excepted pursuant to clauses (i) through (vi) above.

          (a) For the purpose of making any adjustment in the Warrant Share Price as provided in this Section 2.4, the consideration received by the Company for any issue or sale of Common Stock will be computed:

               (i) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

               (ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof); and

               (iii) if Common Stock is issued or sold together with other stock or securities (including convertible preferred stock, options, warrants or securities convertible into or exchangeable for common stock) or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Common Stock; provided,
                                                                   --------
however, that with respect to such other stock or securities, such consideration
-------
as determined by the Company's Board of Directors shall not be less than the total consideration received by the Company for the issuance of such other stock or securities plus the additional aggregate consideration, if any, to be received by the Company upon conversion or exchange thereof.

          (b) If the Company (i) issues, grants or sells any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of the rights or options or the issue or sale of the convertible securities (before fees and expenses), plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by (y) the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this
Section 2.4, and the Warrant Share Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Warrant Share Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

          (c) Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Warrant Share Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Warrant Share Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (ii) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     2.5  Notice of Adjustments. Upon the occurrence of each adjustment or
          ---------------------
readjustment of the Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Warrant Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Warrant, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, and to its Transfer Agent.

     2.6  Other Notices.  If at any time:
          -------------

          (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or warrants to purchase, securities of the Company;

          (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause
(b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

     2.7 No adjustment in the Warrant Share Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this
            --------  -------
Section 2.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

3.   Re-set of Warrant Share Price.  In the event that the average closing bid
     -----------------------------
price for the Company's Common Stock for the 20 trading days preceding the two-year anniversary of the date hereof is less than the Warrant Share Price, then the Warrant Share Price shall be automatically reset to such lower price.

4.   No Voting Rights. This Warrant shall not be deemed to confer upon the
     ----------------
Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

5.   Warrants Transferable. This Warrant and all rights hereunder are
     ---------------------
transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided,
                                                                     --------
however, that in each case the minimum number of Warrant Shares being
-------
transferred by the Holder shall not be less than 1,000 Warrant Shares; provided, further, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an affiliate of the initial Holder hereof or successor in interest to any such person in a transaction exempt from registration under the 1933 Act, provided that the Company receives an opinion of counsel that such transfer may be effected without registration under the 1933 Act; or (ii) pursuant to the registration of this Warrant or the Warrant Shares under the 1933 Act or subsequent to one year from the date hereof pursuant to an available exemption from such registration. It shall be a condition to transfer of this Warrant that the transferee agrees to be bound by the restrictions on transfer contained in Section 3(b)(ix) of the Agency Agreement. Further, the Holder hereby covenants that it will not pledge or otherwise enter into any transaction or device which is designed to (including, without limitation, through entering into a cash-settled derivative instrument) result in the sale of any warrant Shares prior to the effective date of a registration statement relating to the resale of the Warrant Shares. It shall be a condition to transfer of this Warrant that the transferee agrees to be bound by the restrictions on transfer contained in the previous sentence.

6.   Warrants Exchangeable; Assignment; Loss, Theft, Destruction, Etc.  This
     -----------------------------------------------------------------
Warrant is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Warrant to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

7.   Legends; Investment Representations.
     -----------------------------------

          (a) Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

          IT SHALL BE A CONDITION TO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT THE TRANSFEREE AGREES TO BE BOUND BY THE RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 3(B)(IX) OF THAT CERTAIN AGENCY AGREEMENT DATED JUNE 23, 2000 BY AND BETWEEN DRKOOP.COM, INC. (THE "CORPORATION") AND COMMONWEALTH ASSOCIATES, L.P. (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION).

          IT SHALL BE A CONDITION TO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT THE TRANSFEREE AGREES TO BE BOUND BY THE RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 5 OF THAT CERTAIN DRKOOP.COM, INC. WARRANT AGREEMENT NO. BL-01 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION).

          (b) The Holder hereby represents that it is purchasing this Warrant for its own account for investment and not with the view to or for sale in connection with the distribution of this Warrant, nor with any present intention of selling or otherwise disposing of all or any part of this Warrant. The Holder hereby represents that it understands that there may not be any market for this Warrant or the Warrant Shares. The Holder hereby agrees that (1) the purchase of this Warrant is a long-term investment,

(2) the Holder may have to bear the economic risk of investment for an indefinite period of time because neither this Warrant nor the Warrant Shares has been registered under the Securities Act and, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under said Securities Act and under applicable securities laws of certain states or an exemption of such registration is available and (3) the Holder is an accredited investor as defined in Rule 501 promulgated under the 1933 Act. The Holder hereby represents that it understands that the Company is under no obligation to register this Warrant and, except as set forth in a Registration Rights Agreement dated the date hereof, the Company is under no obligation to register the Warrant Shares. The Holder shall be deemed to reaffirm the foregoing investment representations at such time the Holder exercises this Warrant.

8.   Modifications and Waivers. The terms of the Warrants may be amended,
     -------------------------
modified or waived only by the written agreement of the Company and the Holder.

9.   Miscellaneous. The Company shall pay all expenses and other charges payable
     -------------
in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Warrant and the Warrant Shares.

          The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

10.  Reservation of Warrant Shares. Following the filing of the Amendment (as
     -----------------------------
defined below), the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant. It is understood that after reserving the number of shares of Common Stock issuable upon conversion of the Preferred Stock issuable in the Maximum Offering (as such terms are defined in the Agency Agreement), the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of this Warrant and therefore intends to increase the number of shares of Common Stock it is authorized to issue. The Company shall use its reasonable best efforts to seek stockholder approval of and an amendment to its certificate of incorporation to increase the number of authorized shares of Common Stock so that the Company may legally issue the Warrant Shares.

          The Company or, if appointed, the Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section
2.6 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

11.  Registration.  The Holder shall be entitled to demand and "piggyback"
     ------------
registration rights with respect to the Warrant Shares, as set forth in an amended and restated registration rights agreement dated August 22, 2000.

12.  Descriptive Headings and Governing Law.  The descriptive headings of the
     --------------------------------------
several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such State.

13.  Redemption.
     ----------

          (a) In the event of a Merger or Sale (as hereinafter defined), the holders of CALP Warrants representing a majority of the CALP Warrant Shares issuable upon exercise of the CALP Warrants outstanding (the "Majority Holders") may, at their election, cause the Company to redeem the CALP Warrants outstanding at a redemption price of $0.25 per Warrant (the "Redemption Price") on the date such Merger or Sale is consummated (the "Redemption Date"). For purposes of this Section 13, the term "merger" shall mean a merger or consolidation of the Company with or into another corporation or other entity where the stockholders of the Company immediately prior to such event do not retain more than a 50% voting power and interest in the Company or the successor corporation or other entity, as the case may be; and the term Sale shall mean the sale of all or substantially all of the Company's assets.

          (b) No later than 20 days before the consummation of any Merger or Sale, the Company shall deliver a notice to the Holder setting forth the principal terms of such Merger or Sale (the "Merger/Sale Notice"). Such notice shall include a description of the estimated amounts that would be paid to the Holder if (i) the Majority Holders exercise their redemption rights or (ii) the Holder exercises this Warrant to purchase Common Stock as provided in Section 13(d) hereof. The Company shall thereafter give the Holder prompt notice of any material changes to the terms of the Merger or Sale

          (c) In order to exercise their right to require the Corporation to redeem the CALP Warrants, the Majority Holders shall deliver written notice to the principal executive office of the Company of their election to require redemption within 10 days following the receipt of the Merger/Sale Notice. If no such notice is given, this Warrant shall become immediately exercisable and the Holder shall receive upon the exercise hereof such consideration as is provided for in Section 13(d).

          (d) In the event the Majority Holders do not elect to require the redemption of the CALP Warrants outstanding upon a Merger or Sale, this Warrant shall become immediately exercisable by the Holder into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of this Warrant would have been entitled upon such Merger or Sale.

          (e) In the event the Majority Holders elect to require the redemption of the CALP Warrants outstanding, from and after the Redemption Date, the Company shall, upon presentation and surrender to the Company by or on behalf of the Holder of this Warrant, deliver or cause to be delivered to or upon the written order of the Holder, at the sole discretion of the Company, the Redemption Price for this Warrant in cash or a number of shares of Common Stock with a value equal to the Redemption Price of this Warrant (the "Stock Payment Election"). The redemption shall be effected by the Company immediately prior to the consummation of the Merger or Sale. For purposes of any Stock Payment Election, the value of a share of Common Stock shall be equal to the average closing bid price for the 30 consecutive trading days preceding the date of first public announcement of the transaction subject of the Merger/Sale Notice. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, this Warrant shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease. If not redeemed, this Warrant shall remain outstanding and entitled to all the rights hereunder.


                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the 22nd day of August, 2000.


                                        drkoop.com, Inc.


                                        By: /s/ Donald W. Hackett
                                           --------------------------------
                                            Name:  Donald W. Hackett
                                            Title: Chief Executive Officer

                                 PURCHASE FORM


                                                          Dated:__________, ____


          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Warrant Shares and hereby makes payment of $_____________ in payment of the exercise price thereof. The undersigned further confirms that the representations and warranties contained in Section 7(b) of the Warrant are true and correct as of the date hereof.



                                       _________________________________________

                               CASHLESS EXERCISE


                                                          Dated:__________, ____


          The undersigned irrevocably elects to exercise the within Warrant for Warrant Shares and hereby makes payment pursuant to the Cashless Exercise provision of the within Warrant, and directs that the payment of the Warrant Share Price be made by cancellation as of the date of exercise of a portion of the within Warrant in accordance with the terms and provisions of Section 1(b) of the within Warrant.



                                       _________________________________________